Exhibit 32.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                      AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2004


In connection with the Quarterly Report of IEH Corporation (the "Company") on Form 10-QSB for the quarter ending September 28, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert Knoth, Chief Financial Officer of the Company, respectfully certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2004, that:

The Report fully complies with the requirements of the section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Robert Knoth
----------------
Robert Knoth
Chief Financial Officer, Controller and Principal Accounting Officer

Date: November 6, 2007


This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed "filed" by the Company for purposes of
Section 18 of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to IEH Corporation and will be retained by IEH Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


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